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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (date of earliest event reported):     July 30, 2007
                                                           ---------------------

                                  BENIHANA INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                      0-26396                   65-0538630
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(State or other jurisdiction        (Commission              (I.R.S. Employer
     of incorporation)              File Number)            Identification No.)


     8685 Northwest 53rd Terrace, Miami, Florida                 33166
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     (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code:   (305) 593-0770
                                                          ----------------------

                                      None
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           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))



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ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         On July 30, 2007, the Compensation and Stock Option Committee of the Board of Directors of Benihana Inc. (the "Company") restated and amended the Executive Incentive Compensation Plan (the "Plan") applicable commencing with bonuses awarded with respect to fiscal year 2008. Under the Plan, each participant is provided a range of potential annual cash incentive awards (the "annual bonus"). The Plan provides that a portion of the annual bonus is awarded based on achievement, by the Company or a department, of pre-established financial targets selected by the Committee. The remaining portion of the annual bonus is awarded based on such other factors as the Committee may determine. Under the terms of the Plan, the maximum annual bonus that may be awarded to a participant is 30% except for the following executive officers: chief executive officer: 50% of annual base salary; president: 45% of annual base salary; executive vice president of restaurant operations: 40% of annual base salary.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            BENIHANA INC.


Dated:  August 8, 2007                      By:  /s/ Joel A. Schwartz
                                                 -------------------------------
                                                 Joel A. Schwartz
                                                 Chief Executive Officer